RIGHTS CERTIFICATE #:                                                                                                                                                                                                                                                                      NUMBER OF RIGHTS

FRANKLIN LIMITED DURATION INCOME TRUST

TRANSFERRABLE SUBSCRIPTION RIGHTS CERTIFICATE FOR COMMON SHARES

Cusip# 353793110

OFFER EXPIRES AT 5:00 P.M., EASTERN TIME, ON OCTOBER 18, 2018, UNLESS EXTENDED.

IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST COMPLETE BOTH SIDES OF THIS CARD.

As the registered owner of this Subscription Certificate, you or your assignee are entitled to subscribe for a number of common shares, no par value (the “Common Shares”), of Franklin Limited Duration Income Trust (the “Fund”) pursuant to the primary subscription privilege (the “Primary Subscription Right”) and upon the terms and conditions and at the price for each Common Share specified in the prospectus supplement relating thereto (the “Prospectus Supplement”). The Rights represented hereby include the Over-Subscription Privilege for Rights holders described in the Prospectus Supplement. Under the Over-Subscription Privilege, additional Common Shares may be purchased by a Record Date Shareholder if such Common Shares are available, the owner’s Primary Subscription Rights have been exercised to the fullest extent possible, and the pro rata allocation requirements have been satisfied. The Board of Trustees has the right, in its absolute discretion, to eliminate the Over-Subscription Privilege with respect to the Common Shares available for purchase pursuant to the Over-Subscription Privilege (the “Over-Subscription Shares”) if it considers doing so to be in the best interest of the Fund. The Board of Trustees may make that determination at any time, without prior notice to Rights holders or others, up to and including the fifth day following the Expiration Date.

Registered owners of the Fund’s Common Shares will receive Common Shares purchased pursuant to the Primary Subscription Right and the Over-Subscription Privilege via an uncertificated share credit to their existing accounts. Confirmation statements for Common Shares purchased pursuant to the Primary Subscription Right and the Over-Subscription Privilege reflecting uncertificated share credits will be delivered as soon as practicable after the Expiration Date and after all over-subscription allocations have been effected.

Payment must be in United States dollars, whereby only checks drawn on a bank located in the continental United States and made payable to Franklin Limited Duration Income Trust will be accepted. Please reference your rights card control number on your check.

      REGISTERED OWNER:

The registered owner of this Subscription Certificate named above, or assigns, is entitled to the number of Rights shown below to subscribe for Common Shares of Franklin Limited Duration Income Trust in the ratio of one Common Share for each three Rights, pursuant to the Primary Subscription Right and upon the terms and conditions and at the price for each Common Share specified in the Prospectus Supplement. If you are a Record Date Shareholder and hold fewer than three Common Shares as of 5:00 P.M. on the Record Date, you are entitled to subscribe for one Common Share in the Primary Subscription Right. The Rights represented hereby include the Over-Subscription Privilege for Record Date Shareholders only, as described in the Prospectus Supplement. Registered owners of the Fund’s Common Shares will receive Common Shares purchased pursuant to the Primary Subscription Right and the Over-Subscription Privilege via an uncertificated share credit to their existing account(s). Any refund in connection with an over-subscription will be delivered as soon as practicable after the Expiration Date and after all over-subscription allocations, if any, have been effected. This Subscription Certificate may be transferred in the same manner and with the same effect as in the case of a negotiable instrument payable to specific persons, by duly completing and signing the assignment on the reverse side hereof. Capitalized terms used but not defined in this Subscription Certificate shall have the meanings assigned to them in the Prospectus Supplement relating to the Rights. This Subscription Certificate shall be governed by and construed in accordance with the laws of the State of Delaware. To subscribe pursuant to the Primary Subscription Right, three Rights and the estimated Subscription Price, which is $10.49, are required for each Common Share. To subscribe for additional Common Shares pursuant to the Over-Subscription Privilege, the estimated Subscription Price is required for each Common Share, subject to the terms of the Over-Subscription Privilege as described in the Prospectus Supplement. Payment of the estimated Subscription Price of $10.49 per Common Share must accompany the Subscription Certificate.

ADDITIONAL INFORMATION

For a more complete description of the terms and conditions of this Rights Offering, please refer to the Fund’s Prospectus Supplement. Additional copies of the Prospectus Supplement and accompanying Prospectus are available upon request from the Information Agent, AST Fund Solutions, LLC, at (866) 304-5477. You are encouraged to contact the Information Agent if you have any questions concerning this Rights Offering.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.

Witness the signatures of its duly authorized officers of Franklin Limited Duration Income Trust.

                       Dated: September 21, 2018

                                                                   ____________________________________________________                                                                     ________________________________________________

                                                         Matthew T. Hinkle - Chief Executive Officer – Finance and Administration                                         Gaston Gardey - Chief Financial Officer, Chief Accounting Officer and Treasurer

FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THIS RIGHTS OFFERING, PLEASE REFER TO THE FUND’S PROSPECTUS SUPPLEMENT, WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS SUPPLEMENT AND ACCOMPANYING PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE INFORMATION AGENT, AST FUND SOLUTIONS, LLC, BY CALLING TOLL FREE AT (866) 304-5477.

Payment for Common Shares: Full payment for Common Shares purchased pursuant to both the Primary Subscription Right and the Over-Subscription Privilege must accompany this Subscription Certificate or Notice of Guaranteed Delivery. Please reference your rights card control number on your check or Notice of Guaranteed Delivery. If the aggregate estimated Subscription Price paid by a Record Date Shareholder is insufficient to purchase at the estimated Subscription Price the number of Common Shares that the holder indicates are being subscribed for, or if a Record Date Shareholder does not specify the number of Common Shares to be purchased, then the Record Date Shareholder will be deemed to have exercised first the Primary Subscription Right (if not already fully exercised), and second the Over-Subscription Privilege to the full extent of the payment rendered. If the aggregate estimated Subscription Price paid by a Record Date Shareholder exceeds the amount necessary to purchase the number of Common Shares for which the Record Date Shareholder has indicated an intention to subscribe, then the Record Date Shareholder will be deemed to have exercised first the Primary Subscription Right (if not already fully exercised), and second the Over-Subscription Privilege to the full extent of the excess payment tendered. Please Note: Only Record Date Shareholders who have exercised their Primary Subscription Right in full may apply for Common Shares pursuant to the Over-Subscription Privilege.

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the address listed below will not constitute valid delivery.

If delivering by mail, hand or overnight courier: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

                              PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1 - EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your Primary Subscription Right, please complete lines (a) and (c) and sign under Form 4 below.  To subscribe for shares pursuant to your Over-Subscription Privilege, please also complete line (b) and sign under Form 4 below.  To the extent you subscribe for more Shares than you are entitled under either the Primary Subscription Right or the Over-Subscription Privilege, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Primary Subscription Right or Over-Subscription Privilege, as applicable.

(a) EXERCISE OF PRIMARY SUBSCRIPTION RIGHT  (3 Rights = 1 share)

I apply for ______________ shares x                  $10.49       = $_________________

                (no. of new shares)              (estimated subscription price)    (amount enclosed)

(b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE

If you are a Record Date Shareholder and have exercised your Primary Subscription Right in full and wish to subscribe for additional shares pursuant to your Over-Subscription Privilege:

I apply for ______________ shares x                   $10.49    = $_________________

                (no. of new shares)             (estimated subscription price)        (amount enclosed)

 (c) Total Amount of Payment Enclosed   =   $__________________

METHOD OF PAYMENT (CHECK ONE)

☐       Check or bank draft payable to “American Stock Transfer & Trust Company, LLC as Subscription Agent.”

☐       Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account # 530-354616 American Stock Transfer FBO Franklin Limited Duration Income Trust, with reference to the rights holder's name.

FORM  2 - TRANSFER TO DESIGNATED TRANSFEREE

To transfer your subscription rights to another person, complete this Form 2 and have your signature guaranteed under Form 5.

For value received ______________ of the subscription rights represented by this Subscription Rights Certificate are assigned to:

________________________________________________________________

________________________________________________________________

Social Security #: __________________________________________________

Signature(s) of Assignor(s): ___________________________________________

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 3 - DELIVERY TO DIFFERENT ADDRESS

If you wish for the Common Stock underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 4 and have your signature guaranteed under Form 5.

________________________________________________________________

________________________________________________________________

________________________________________________________________

FORM 4 - SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus Supplement and accompanying Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus Supplement.  I hereby agree that if I fail to pay in full for the Common Shares for which I have subscribed, the Fund may exercise any of the remedies provided for herein or in the Prospectus Supplement.

Signature(s): ______________________________________________________

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 5-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Forms 2 or 3.

Signature Guaranteed: _______________________________________________

(Name of Bank or Firm)

By:_______________________________________________________________

(Signature of Officer)

IMPORTANT:  The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF FRANKLIN LIMITED DURATION INCOME TRUST TRANSFERRABLE SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT AST FUND SOLUTIONS, LLC, THE INFORMATION AGENT, AT (866) 304-5477.